Exhibit 4.3

HSBC HOLDINGS PLC,

as Issuer

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

HSBC BANK USA, NATIONAL ASSOCIATION,

as Paying Agent, Registrar and Exchange Rate Agent

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 23, 2016

To the Dated Subordinated Debt Securities Indenture, dated as of March 12, 2014,

among the Issuer, the Trustee and the Paying Agent, Registrar and Exchange Rate Agent

$1,500,000,000 4.375% Subordinated Notes due 2026

TABLE OF CONTENTS

		Page

ARTICLE 1
DEFINITIONS

Section 1.01	Definition of Terms	1

Section 1.02	Supplemental Definitions	2

ARTICLE 2
THE NOTES

ARTICLE 3
AMENDMENTS TO THE BASE INDENTURE APPLICABLE TO ALL SERIES OF NOTES ISSUED ON OR AFTER THE DATE OF THIS SUPPLEMENTAL INDENTURE

Section 3.01	Maintenance of Office or Agency	5

Section 3.02	Payment of Additional Amounts	5

Section 3.03	Compensation and Reimbursement	6

ARTICLE 4
AMENDMENTS TO THE BASE INDENTURE

Section 4.01	Redemption of Debt Securities	8

ARTICLE 5
UK BAIL-IN POWER

Section 5.01	Agreement with Respect to the Exercise of the UK Bail-in Power	9

Section 5.02	Consent of Relevant Regulator	9

Section 5.03	Duties of the Trustee upon Exercise of the UK Bail-in Power	9

Section 5.04	Event of Default and Default	9

Section 5.05	Supplemental Indentures	10

Section 5.06	DTC	10

Section 5.07	Outstanding Notes	10

Section 5.08	Records Adjustment	10

ARTICLE 6
MISCELLANEOUS

Section 6.01	Effect of this Supplemental Indenture; Ratification and Integral Part	10

Section 6.02	Priority	11

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TABLE OF CONTENTS

(continued)

		Page

Section 6.03	Successors and Assigns	11

Section 6.04	Subsequent Holders’ Agreement	11

Section 6.05	Compliance	11

Section 6.06	Governing Law	11

Section 6.07	Counterparts	11

Section 6.08	Entire Agreement	11

EXHIBIT A – Form of Global Security		A-1

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THIRD SUPPLEMENTAL INDENTURE, dated as of November 23, 2016 (this “Supplemental Indenture”), by and among HSBC Holdings plc, a public limited company duly organized and existing under the laws of England and Wales (the “Company”), having its principal office at 8 Canada Square, London E14 5HQ, England, The Bank of New York Mellon, London Branch, a New York banking corporation, as trustee (the “Trustee”), having its principal corporate trust office at 101 Barclay Street, Floor 7-East, New York, New York 10286, and HSBC Bank USA, National Association, as Paying Agent, Registrar and Exchange Rate Agent (the “Agent”), having its principal office at 452 Fifth Avenue, New York, New York 10018.

W I T N E S S E T H:

WHEREAS, the Company, the Trustee and the Agent have executed and delivered an Indenture dated as of March 12, 2014, as amended or supplemented from time to time (together, the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s Debt Securities;

WHEREAS, Section 9.01(4) of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to change or eliminate any of the provisions of the Base Indenture that shall be effective only with respect to any series of Debt Securities created subsequent to the execution of such supplemental indenture;

WHEREAS, Section 9.01(5) of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to establish the forms or terms of the Debt Securities of any series without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to amend and supplement a provision of the Base Indenture to apply to all series of Debt Securities under the Base Indenture created as of or after the date hereof, including the Notes (as defined below);

WHEREAS, the Company desires to issue a series of Debt Securities under the Base Indenture (as supplemented and amended by this Supplemental Indenture), $1,500,000,000 4.375% Subordinated Notes due 2026 (such series of Debt Securities, the “Notes”), to be issued pursuant to this Supplemental Indenture;

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with the terms of the Base Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and the equal and ratable benefit of the Holders.

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) the singular includes the plural and vice versa;

(d) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(e) the section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture;

(f) wherever the words “include,” “includes” or “including” are used in this Supplemental Indenture, they shall be deemed to be followed by the words “without limitation”; and

(g) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.02. Supplemental Definitions. The following definitions shall apply to the Notes only:

(a) “Agent” has the meaning set forth in the introduction to this Supplemental Indenture.

(b) “Amounts Due” means the principal amount of, and any accrued but unpaid interest, including any Additional Amounts, on, the Notes. References to such amounts shall include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

(c) “Banking Act” means the UK Banking Act 2009, as amended.

(d) “Base Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.

(e) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time.

(f) “Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England, and in New York City, New York.

(g) “Capital Disqualification Event” shall be deemed to have occurred if the Company determines, at any time after the Issue Date, there is a change in the regulatory classification of the Notes that results or will result in their exclusion in whole from the HSBC Group’s regulatory capital.

(h) “Company” has the meaning set forth in the introduction to this Supplemental Indenture.

(i) “HSBC Group” means the Company together with its subsidiary undertakings.

(j) “Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.

(k) “Interest Payment Date” has the meaning set forth in clause (d) of Article 2 of this Supplemental Indenture.

(l) “Issue Date” has the meaning set forth in clause (c) of Article 2 of this Supplemental Indenture.

(m) “Maturity” has the meaning set forth in clause (c) of Article 2 of this Supplemental Indenture.

(n) “Notes” has the meaning set forth in the recitals to this Supplemental Indenture.

(o) “PRA” means the UK Prudential Regulation Authority or any successor entity.

(p) “Regular Record Date” has the meaning set forth in clause (d) of Article 2 of this Supplemental Indenture.

(q) “Regulated Entity” means any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

(r) “Relevant Regulator” means the PRA or any successor entity or other entity primarily responsible for the prudential supervision of the Company.

(s) “Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to the Company or to the Company and any of its holding or subsidiary companies or any subsidiary of any such holding company).

(t) “Relevant Supervisory Consent” means as (and to the extent) required, a consent or waiver to the relevant redemption or purchase from the Relevant Regulator.

(u) “Relevant UK Resolution Authority” means any authority with the ability to exercise a UK Bail-in Power.

(v) “Special Event” means either a Capital Disqualification Event or a Tax Event.

(w) “Tax Event” shall be deemed to have occurred if, at any time, the Company determines that as a result of a change in, or amendment to, the laws of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws on or after the Issue Date, including a decision of any court or tribunal that becomes effective on or after the Issue Date: (i) on a subsequent date for the payment of interest on the Notes the Company would be required to pay any Additional Amounts; (ii) if the Company were to seek to redeem the Notes on a subsequent date (for which purpose no consideration shall be given as to whether or not the Company would otherwise be entitled to redeem the Notes), the Company would be required to pay any Additional Amounts; or (iii) on a subsequent date for the payment of interest on the Notes, interest payments (or the Company’s funding costs as recognized in the Company’s accounts) under, or with respect to, the Notes are no longer fully deductible for UK corporation tax purposes.

(x) “Trustee” has the meaning set forth in the introduction to this Supplemental Indenture.

(y) “UK Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of

Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time, including but not limited to the Banking Act and the instruments, rules and standards created thereunder, pursuant to which (i) any obligation of a Regulated Entity (or other affiliate of such Regulated Entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such Regulated Entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a Regulated Entity may be deemed to have been exercised.

ARTICLE 2

THE NOTES

The following terms relating to the Notes are hereby established:

(a) The title of the Notes shall be “4.375% Subordinated Notes due 2026”;

(b) The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall not initially exceed $1,500,000,000 (except as otherwise provided in the Indenture);

(c) The Notes shall be issued on November 23, 2016 (the “Issue Date”) and the principal on the Notes shall be payable on November 23, 2026 (“Maturity”);

(d) Interest on the Notes shall be payable at a rate of 4.375% per annum. Interest shall be payable semi-annually in arrear on May 23 and November 23 of each year, beginning on May 23, 2017 (each, an “Interest Payment Date”). The “Regular Record Dates” for the Notes shall be the 15th calendar day preceding each Interest Payment Date, whether or not a Business Day. Interest on the Notes shall be calculated as contemplated by Section 3.10 of the Base Indenture;

(e) No premium, upon redemption or otherwise, shall be payable by the Company on the Notes;

(f) Principal of, and any interest on, the Notes shall be paid to the Holder through the Agent in its capacity as Paying Agent, having offices in New York City, New York;

(g) The Notes shall not be redeemable except as provided in Article Eleven of the Base Indenture, as amended by Section 3.02 of this Supplemental Indenture. The Notes shall not be redeemable at the option of the Holders at any time;

(h) The Notes are not issued as Discount Debt Securities or as Indexed Securities and are not subject to a Solvency Condition;

(i) The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision;

(j) The Notes shall be issued only in denominations of $200,000 and integral multiples of $1,000 in excess thereof;

(k) The Notes shall be denominated in Dollars;

(l) The payment of principal of, and interest on, the Notes shall be payable only in the coin or currency in which the Notes are denominated which, pursuant to clause (k) above, shall be Dollars;

(m) The Notes shall not be converted into or exchanged at the option of the Company or otherwise for stock or other securities of the Company pursuant to Article Thirteen of the Base Indenture;

(n) No repayment or payment of Amounts Due shall become due and payable or be paid after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise;

(o) The Notes shall be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of DTC;

(p) Except in limited circumstances, the Notes will not be issued in definitive form; and

(q) The forms of Note shall be evidenced by one or more global securities in registered form substantially in the form of Exhibit A to this Supplemental Indenture.

ARTICLE 3

AMENDMENTS TO THE BASE INDENTURE

APPLICABLE TO ALL SERIES OF NOTES ISSUED ON OR AFTER

THE DATE OF THIS SUPPLEMENTAL INDENTURE

Section 3.01. Maintenance of Office or Agency. Section 10.02 of the Base Indenture is amended by deleting the following paragraph from Section 10.02 in its entirety:

“The Company undertakes that if the conclusions of the ECOFIN Council meeting of 26-27 November 2000 are implemented, to ensure that it maintains a paying agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to the European Union Directive on the taxation of savings proposed at the ECOFIN Council meeting of 26-27 November 2000 if there is at least one Member State which does not require a paying agent to withhold or deduct tax pursuant to such Directive.”

Section 3.02. Payment of Additional Amounts. Section 10.04 of the Base Indenture, which was amended and replaced pursuant to Section 3.02 of the Second Supplemental Indenture, is further amended by amending and restating Section 10.04 in its entirety, which shall read as follows:

Section 10.04. Payment of Additional Amounts. Unless otherwise specified as contemplated by Section 3.01, with respect to Debt Securities, all amounts of principal of (and premium, if any, on) and interest on any such Debt Securities shall be paid by the Company, without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, the Company will pay such additional amounts of, or in respect of, the principal amount of (and premium, if any, on) and interest on such Debt Securities (“Additional Amounts”) as may be necessary so that the net amount (including Additional Amounts) paid to the Holders, after such deduction or withholding, shall be equal to the amount to which the Holders would have been entitled in the absence of such deduction or withholding, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which (i) would not be payable or due but for the fact that the Holder or the beneficial owner of the Debt Security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a Debt Security, or the collection of any payment of (or in respect of) principal of (and premium, if any, on) and interest or the enforcement of, any Debt Security; (ii) would not be payable or due but for the fact that the certificate representing the relevant Debt Securities is presented for payment in the Taxing Jurisdiction or is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30 day period; (iii) would not have been imposed if presentation for payment of the certificate representing the relevant Debt Securities had been made to a paying agent other than the paying agent to which the presentation was made; (iv) is imposed because of the failure to comply by the Holder or the beneficial owner of the Debt Securities or the beneficial owner of any payment on such Debt Securities with a request of the Company addressed to the Holder or the beneficial owner, including a written request of the Company related to a claim for relief under any applicable double tax treaty (a) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the beneficial owner or (b) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; (v) is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or (vi) is imposed in respect of any combination of the above items. For the avoidance of doubt, all payments in respect of the Debt Securities shall be made subject to any withholding or deduction required pursuant to FATCA, and the Company shall not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

Whenever in this Indenture there is mentioned, in any context, the payment of any principal of (and premium, if any, on) or interest on any Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Section 3.03. Compensation and Reimbursement. Article Six of the Base Indenture is amended by amending and restating Section 6.07 of the Base Indenture in its entirety which shall read as follows:

Section 6.07. Compensation and Reimbursement.

(a) The Company agrees:

(1)	to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)

except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture

(including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3)	to indemnify each of the Trustee and any predecessor Trustee and their agents for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Debt Securities and any Coupons upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of any principal (and premium, if any) or interest in respect of any Debt Securities or Coupons.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar law.

(b) To the extent that (x) the Company’s obligations to reimburse and indemnify the Trustee (and each Agent, custodian and other Person employed to act under the Indenture) pursuant to this Section 6.07 (or any other agreement entered into in connection with the Debt Securities) are liabilities under the Banking Act that are not excluded liabilities or otherwise excluded from bail-in by legislation, rule, regulation or regulatory technical standard or any other exemption therefrom or amendment thereto and (y) the Relevant UK Resolution Authority has exercised any UK Bail-in Power in whole or in part with respect to such liabilities, notwithstanding any other term of the Indenture or any Debt Security or any other agreements, arrangements or understandings between the Company and the Trustee (and each Agent, custodian and other Person employed to act under the Indenture), the Trustee (and each Agent, custodian and other Person employed to act under the Indenture) acknowledge, agree to be bound by and consent to the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority in relation to the obligations of the Company to the Trustee (and each Agent, custodian and other Person employed to act under the Indenture) under this Section 6.07 (or any other agreement entered into in connection with the Debt Securities).

To the extent that the Company’s obligations to reimburse and indemnify the Trustee are liabilities of the type listed in section 48B(7A) of the Banking Act or in any other exemption or amendment thereto, the Company’s obligations to reimburse and indemnify the Trustee in accordance with this Section 6.07 shall survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

(c) For the avoidance of doubt, any and all amounts due and owing to the Trustee under any provision of the Indenture shall be payable within six (6) days of the date specified for payment or where no date is specified, the date on which the Trustee demands payment in accordance with the applicable provision of the Indenture.

(d) Other than in circumstances where the Relevant UK Resolution Authority has exercised the UK Bail-in Power, in whole or in part with respect to the Debt Securities, the accrued obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee for expenses, losses, claims damages, liabilities, disbursements and advances shall survive the termination, satisfaction and discharge of the Indenture, including any termination under any applicable bankruptcy or similar law or the removal or resignation of the Trustee.

(e) It is the Parties’ intention that the Company’s obligations to indemnify the Trustee in accordance with this Section 6.07 shall survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

ARTICLE 4

AMENDMENTS TO THE BASE INDENTURE

APPLICABLE TO THE NOTES ONLY

Section 4.01. Redemption of Debt Securities. With respect to the Notes only, Article Eleven of the Base Indenture is amended by amending and restating Sections 11.01 and 11.08 in their entirety, and by adding Section 11.09, which shall read as follows:

Section 11.01. Applicability of Article. Debt Securities of any series that are redeemable before their Stated Maturity, if any, shall be redeemable in accordance with their terms and, except as otherwise specified pursuant to Section 3.01 with respect to the Debt Securities of such series, in accordance with this Article. Notwithstanding anything to the contrary in the Indenture or the Notes, (i) the Company may only redeem or purchase the Notes prior to the Maturity pursuant to this Article Eleven if the Company has obtained the Relevant Supervisory Consent, (ii) prior to the fifth anniversary of the Issue Date, if the Relevant Rules so oblige, the Company has demonstrated to the satisfaction of the Relevant Regulator that (x) the Special Event was not reasonably foreseeable at the Issue Date and (y) in the case of a Tax Event, such Tax Event was material and (iii) the Company has complied with any alternative or additional pre-conditions to redemption or purchase, as applicable, set out in the Relevant Rules.

Section 11.08. Optional Redemption in the Event of a Tax Event. In addition to any redemption provisions that may be specified pursuant to Section 3.01 for the Debt Securities of any series, the Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such Debt Securities to (but excluding) the date fixed for redemption, if a Tax Event has occurred; provided, however, that no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay Additional Amounts were a payment in respect of such Debt Securities then due.

Section 11.09. Optional Redemption in the Event of a Capital Disqualification Event. In addition to any redemption provisions that may be specified pursuant to Section 3.01 for the Debt Securities of any series, the Debt Securities are redeemable, as a whole but not in part, at the option of the Company, on not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such Debt Securities to (but excluding) the date fixed for redemption, if, at any time, the Company shall determine that a Capital Disqualification Event has occurred.

ARTICLE 5

UK BAIL-IN POWER

Section 5.01. Agreement with Respect to the Exercise of the UK Bail-in Power. By its acquisition of the Notes, each Holder (which, for these purposes, includes each beneficial owner of the Notes):

(a) acknowledges, accepts, consents and agrees, notwithstanding any other term of the Notes, the Indenture or any other agreements, arrangements or understandings between the Company and any Holder, to be bound by: (x) the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into the Company’s or another Person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the Holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Notes or the Indenture; (iii) the cancellation of the Notes; and/or (iv) the amendment or alteration of the Maturity or amendment of the amount of interest payable on the Notes, or the Interest Payment Dates, including by suspending payment for a temporary period; and (y) the variation of the terms of the Notes or the Indenture, if necessary, to give effect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority; and

(b) consents to the exercise of any UK Bail-in Power as it may be imposed without any prior notice by the Relevant UK Resolution Authority of its decision to exercise such power with respect to the Notes.

Section 5.02. Consent of the Relevant Regulator. Notwithstanding anything to the contrary in the Indenture, including Article 9 of the Base Indenture, the Company hereby agrees that it shall not amend Section 5.01 without the prior consent of the Relevant Regulator.

Section 5.03. Duties of the Trustee upon Exercise of the UK Bail-in Power. By its acquisition of the Notes, each Holder (which, for these purposes, includes each beneficial owner of the Notes):

(a) acknowledges and agrees that the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Notes shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(b) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Notes; and

(c) acknowledges and agrees that, upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority (i) the Trustee shall not be required to take any further directions from Holders under Section 5.12 of the Base Indenture and (ii) none of the Base Indenture or this Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

Section 5.04. Event of Default and Default. The exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Notes shall not constitute an Event of Default or a Default.

Section 5.05. Supplemental Indentures. In addition to the right to enter into supplemental indentures pursuant to Sections 9.01 and 9.02 of the Base Indenture, the Company and the Trustee may enter into one or more indentures supplemental to the Indenture to modify and amend the terms of the Indenture or the Notes, without the further consent of any Holders, to the extent necessary to give effect to the exercise by the Relevant UK Resolution Authority of the UK Bail-in Power.

Section 5.06. DTC.

(a) Upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Notes, the Company shall provide a written notice to the Holders through DTC as soon as practicable regarding such exercise of the UK Bail-in Power. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(b) By purchasing the Notes, each Holder (which, for these purposes, includes each beneficial owner of the Notes) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the exercise of the UK Bail-in Power with respect to the Notes as it may be imposed, without any further action or direction on the part of such Holder, the Trustee or the Agent.

Section 5.07. Outstanding Notes. Notwithstanding Section 5.03(c) of this Supplemental Indenture, if, following the completion of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, the Notes remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Notes following such completion to the extent the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture; provided, however, that notwithstanding the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, there shall at all times be a trustee hereunder pursuant to, and in accordance with, Section 6.09 of the Base Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by Sections 6.10 and 6.11 of the Base Indenture, respectively, including to the extent no additional supplemental indenture or amendment to the Indenture is agreed upon in the event the Notes remain outstanding following the completion of the exercise of the UK Bail-in Power.

Section 5.08. Records Adjustment. Upon receipt of any notice given pursuant to the Indenture, to the extent applicable, the Company, the Trustee and the Agent shall adjust their records to reflect any cancellation or deemed cancellation of any interest and any changes to the aggregate principal amount of the Notes then Outstanding, including due to any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Effect of this Supplemental Indenture; Ratification and Integral Part. This Supplemental Indenture shall become effective upon its execution and delivery.

Except as hereby expressly amended with respect to the Notes only, the Base Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. This Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.02. Priority. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, with respect to the Notes and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 6.03. Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.04. Subsequent Holders’ Agreement. Holders (which, for these purposes, includes each beneficial owner of the Notes) that acquire the Notes in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any Holder or beneficial owner of the Notes shall be deemed to acknowledge, accept, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or beneficial owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes related to the UK Bail-in Power.

Section 6.05. Compliance. The Agent shall be entitled to take any action or to refuse to take any action which the Agent regards as necessary for the Agent to comply with any applicable law, regulation or fiscal requirement, court order, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

Section 6.06. Governing Law. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, except that the authorization and execution by the Company of this Supplemental Indenture, Article Twelve of the Base Indenture and the corresponding provisions in the Notes shall be governed by, and construed in accordance with, the laws of England and Wales.

Section 6.07. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 6.08. Entire Agreement. This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the amendments to the Base Indenture set forth herein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first stated above.

HSBC HOLDINGS PLC, as Issuer

By:
Name:
Title

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as Paying Agent, Registrar and Exchange Rate Agent

By:
Name:
Title:

[Signature Page to Dated Subordinated Debt Third Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL SECURITY

CUSIP No. 404280 BH1

ISIN No. US404280BH13

No. [●]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY ITS ACQUISITION OF THE DEBT SECURITIES REPRESENTED BY THIS GLOBAL SECURITY, EACH HOLDER (WHICH, FOR THESE PURPOSES, INCLUDES EACH BENEFICIAL OWNER OF THE DEBT SECURITIES): (A) ACKNOWLEDGES, ACCEPTS, CONSENTS AND AGREES, NOTWITHSTANDING ANY OTHER TERM OF THE DEBT SECURITIES, THE INDENTURE OR ANY OTHER AGREEMENTS, ARRANGEMENTS OR UNDERSTANDINGS BETWEEN THE ISSUER AND ANY HOLDER, TO BE BOUND BY: (X) THE EFFECT OF THE EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY THAT MAY INCLUDE AND RESULT IN ANY OF THE FOLLOWING, OR SOME COMBINATION THEREOF: (I) THE REDUCTION OF ALL, OR A PORTION, OF THE AMOUNTS DUE; (II) THE CONVERSION OF ALL, OR A PORTION, OF THE AMOUNTS DUE INTO THE ISSUER’S OR ANOTHER PERSON’S ORDINARY SHARES, OTHER SECURITIES OR OTHER OBLIGATIONS (AND THE ISSUE TO, OR CONFERRAL ON, THE HOLDER OF SUCH ORDINARY SHARES, OTHER SECURITIES OR OTHER OBLIGATIONS), INCLUDING BY MEANS OF AN AMENDMENT, MODIFICATION OR VARIATION OF THE TERMS OF THE DEBT SECURITIES OR THE INDENTURE; (III) THE CANCELLATION OF THE DEBT SECURITIES; AND/OR (IV) THE AMENDMENT OR ALTERATION OF THE MATURITY OR AMENDMENT OF THE AMOUNT OF INTEREST PAYABLE ON THE DEBT SECURITIES, OR THE INTEREST PAYMENT DATES, INCLUDING BY SUSPENDING PAYMENT FOR A TEMPORARY PERIOD; AND (Y) THE VARIATION OF THE TERMS OF THE DEBT SECURITIES OR THE INDENTURE, IF NECESSARY, TO GIVE EFFECT TO THE EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY; AND (B) CONSENTS TO THE EXERCISE OF ANY UK BAIL-IN POWER AS IT MAY BE IMPOSED WITHOUT ANY PRIOR NOTICE BY THE RELEVANT UK RESOLUTION AUTHORITY OF ITS DECISION TO EXERCISE SUCH POWER WITH RESPECT TO THE DEBT SECURITIES.

GLOBAL SECURITY

HSBC Holdings plc

US$[●]

4.375% SUBORDINATED NOTES DUE 2026

This is a Global Security in respect of a duly authorized issue by HSBC Holdings plc (the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to) of debt securities, designated as specified in the title hereof, in the aggregate face amount of US$[●] (the “Debt Securities”).

The Issuer, for value received, hereby promises to pay CEDE & CO., or registered assigns on November 23, 2026 or on such earlier date as this Global Security may be redeemed (“Maturity”), the principal amount hereof and will pay interest on the said principal amount from November 23, 2016 (the “Issue Date”) or the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually in arrear on May 23 and November 23 in each year (each such date, an “Interest Payment Date”), commencing May 23, 2017. Interest on this Global Security shall accrue at a rate of 4.375% per annum, until the principal amount hereof is paid or made available for payment.

Interest in respect of this Global Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Global Security (or one or more Predecessor Global Securities) is registered at the close of business on the Regular Record Date for such interest.

Payment of interest, if any, in respect of this Global Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or by wire transfer or transfer by any other means to an account designated in writing by such Person to the Paying Agent at least 15 days prior to such payment date.

Any interest in respect of this Global Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holders thereof on the relevant Regular Record Date by virtue of their having been such Holders; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Clause (1) or (2) below:

(1)	The Issuer may elect to make payment of such Defaulted Interest to the Persons in whose names this Global Security (or its respective Predecessor Global Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the manner provided for in the Indenture.

(2)	The Issuer may make payment of any Defaulted Interest on this Global Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Global Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives in any jurisdiction, but without prejudice to the “Additional Amounts” provisions below. For the purposes of the preceding sentence, the phrase “fiscal or other laws, regulations and directives” shall include any obligation of the Issuer to withhold or deduct from a payment pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).

All amounts of principal of (and premium, if any, on) and interest on this Global Security shall be paid by the Issuer, without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or taxing authority thereof or therein having the power to tax (the “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, the Issuer will pay such additional amounts of, or in respect of, the principal amount of (and premium, if any, on) and interest on this Global Security (“Additional Amounts”) as may be necessary so that the net amount (including Additional Amounts) paid to the Holders, after such deduction or withholding, shall be equal to the amount to which the Holders would have been entitled in the absence of such deduction or withholding, provided that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which (i) would not be payable or due but for the fact that the Holder or the beneficial owner of this Global Security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of this Global Security, or the collection of any payment of (or in respect of) principal of (and premium, if any, on) and interest or the enforcement of, this Global Security; (ii) would not be payable or due but for the fact that the certificate representing this Global Security is presented for payment in the Taxing Jurisdiction or is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30 day period; (iii) would not have been imposed if presentation for payment of the certificate representing this Global Security had been made to a paying agent other than the paying agent to which the presentation was made; (iv) is imposed because of the failure to comply by the Holder or the beneficial owner of this Global Security or the beneficial owner of any payment on this Global Security with a request of the Issuer addressed to the Holder or the beneficial owner, including a written request of the Issuer related to a claim for relief under any applicable double tax treaty (a) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the Holder or the beneficial owner or (b) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge; (v) is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or (vi) is imposed in respect of any combination of the above items.

For the avoidance of doubt, all payments in respect of this Global Security shall be made subject to any withholding or deduction required pursuant to FATCA, and the Issuer shall not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

Whenever in this Global Security there is mentioned, in any context, the payment of any principal of (and premium, if any, on) or interest on any Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Upon any exchange of a part of this Global Security for definitive Debt Securities, the portion of the principal amount hereof so exchanged shall be endorsed by the Registrar on Schedule A hereto. The principal amount hereof shall be reduced for all purposes by the amount so exchanged.

Reference is hereby made to the further provisions of this Global Security set forth on the reverse hereof, which further provisions shall for the purposes hereof have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent by manual signature, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

HSBC Holdings plc,
as Issuer

By
[●]

Dated: November 23, 2016

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of a series issued under the within-mentioned Indenture.

The Bank of New York Mellon, London Branch,
as Trustee

By
[●]

Dated: November 23, 2016

REVERSE OF GLOBAL SECURITY

US$[●]

4.375% SUBORDINATED NOTES DUE 2026

This Global Security is one of a duly authorized issue of Debt Securities issued and to be issued in one or more series under and governed by an Indenture dated as of March 12, 2014, by and among the Issuer, The Bank of New York Mellon, London Branch, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and HSBC Bank USA, National Association, as Registrar, Paying Agent and Exchange Rate Agent (the “Agent,” which term includes any successor Registrar, Paying Agent or Exchange Rate Agent), as amended from time to time, by and among the Issuer, the Trustee and the Agent (together, the “Base Indenture”), as supplemented by a Third Supplemental Indenture dated as of November 23, 2016, by and among the Issuer, the Trustee and the Agent (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Holders and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.

The rights of Holders shall, in the event of the winding up of the Issuer, to the extent more fully set out in the Indenture, be subordinated and subject in right of payment to the prior payment in full of all claims of creditors of the Issuer except creditors in respect of any liability of the Issuer however arising for the payment of money, the right to payment of which by the Issuer by the terms thereof is, or is expressed to be, subordinated in the event of a winding up of the Issuer to the claims of all or any of the creditors of the Issuer, and creditors in respect of debt securities with no maturity issued pursuant to a separate indenture between the Issuer and a trustee.

Under the terms of the Indenture, the Debt Securities may be redeemed, as a whole but not in part, at the Issuer’s option, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such Debt Securities to (but excluding) the date fixed for redemption, on not less than 30 nor more than 60 days’ notice, if, at any time, the Issuer shall determine either that (i) a Tax Event has occurred; provided, however, that no notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay Additional Amounts were a payment in respect of such Debt Securities then due; or (ii) a Capital Disqualification Event has occurred. Notwithstanding anything to the contrary in the Indenture or the Debt Securities, (a) the Issuer may only redeem or purchase the Debt Securities prior to Maturity if the Issuer has obtained the Relevant Supervisory Consent, (b) prior to the fifth anniversary of the Issue Date, if the Relevant Rules so oblige, the Issuer has demonstrated to the satisfaction of the Relevant Regulator that (x) the Special Event was not reasonably foreseeable at the Issue Date and (y) in the case of a Tax Event, such Tax Event was material and (c) the Issuer has complied with any alternative or additional pre-conditions to redemption or purchase, as applicable, set out in the Relevant Rules.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time.

A “Capital Disqualification Event” shall be deemed to have occurred if the Issuer determines, at any time after the Issue Date, there is a change in the regulatory classification of the Notes that results or will result in their exclusion in whole from the HSBC Group’s regulatory capital.

“HSBC Group” means the Issuer together with its subsidiary undertakings.

“PRA” means the UK Prudential Regulation Authority or any successor entity.

“Relevant Regulator” means the PRA or any successor entity or other entity primarily responsible for the prudential supervision of the Issuer.

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to the Issuer or to the Issuer and any of its holding or subsidiary companies or any subsidiary of any such holding company).

“Relevant Supervisory Consent” means as (and to the extent) required, a consent or waiver to, or, following the giving of any required notice, the receipt of no objection to the relevant redemption or purchase from the Relevant Regulator.

A “Special Event” means either a Capital Disqualification Event or a Tax Event.

A “Tax Event” shall be deemed to have occurred if, at any time, the Issuer determines that as a result of a change in, or amendment to, the laws of a Taxing Jurisdiction, including any treaty to which the relevant Taxing Jurisdiction is a party, or a change in an official application or interpretation of those laws on or after the Issue Date, including a decision of any court or tribunal that becomes effective on or after the Issue Date: (i) on a subsequent date for the payment of interest on the Notes the Issuer would be required to pay any Additional Amounts; (ii) if the Issuer were to seek to redeem the Notes on a subsequent date (for which purpose no consideration shall be given as to whether or not the Issuer would otherwise be entitled to redeem the Notes), the Issuer would be required to pay any Additional Amounts; or (iii) on a subsequent date for the payment of interest on the Notes, interest payments (or the Company’s funding costs as recognized in the Issuer’s accounts) under, or with respect to, the Notes are no longer fully deductible for UK corporation tax purposes.

If an Event of Default with respect to the Debt Securities of this series shall occur and be continuing, the principal of all of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that in certain circumstances such declaration and its consequences may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series. If a Default with respect to Debt Securities of this series occurs and is continuing, the Trustee may pursue certain remedies as set forth in the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of this series may on behalf of all Holders waive any past Event of Default or any Default under the Indenture or the Debt Securities except a default in the payment of principal of or any installment of interest on any of the Debt Securities or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of this Debt Security, and any such consent or waiver shall bind every future Holder of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security or such other Debt Securities.

The Indenture contains provisions permitting the Issuer and the Trustee (i) without the consent of the Holders of any Debt Securities issued under the Indenture to execute one or more supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or to secure the Debt

Securities, and (ii) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series of Debt Securities affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders under the Indenture; provided that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Outstanding Debt Security affected thereby. The Indenture also permits the Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series to be affected, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Issuer with certain restrictive provisions of the Indenture. Any such consent or waiver by the Holder of this Global Security shall bind every future Holder of this Global Security and of any Global Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Global Security or such other Global Securities.

Subject to the terms of the Indenture, the Depositary may surrender this Global Security or any portion hereof in exchange, in whole or in part, for definitive Debt Securities, of this series in registered form and the Registrar, acting on behalf of the Issuer, shall authenticate and deliver in exchange for this Global Security or the portions thereof to be exchanged, an equal aggregate face amount of definitive Debt Securities (duly countersigned) in the numbers and in the names advised by the Depositary.

No repayment or payment of Amounts Due shall become due and payable or be paid after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. The exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Securities shall not constitute an Event of Default or a Default.

“Amounts Due” means the principal amount of, and any accrued but unpaid interest, including any Additional Amounts, on, the Debt Securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

“UK Bail-in Power” means any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended from time to time, including but not limited to the UK Banking Act 2009, as amended, and the instruments, rules and standards created thereunder, pursuant to which (i) any obligation of a Regulated Entity (or other affiliate of such Regulated Entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such Regulated Entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a Regulated Entity may be deemed to have been exercised.

“Relevant UK Resolution Authority” means any authority with the ability to exercise a UK Bail-in Power.

“Regulated Entity” means any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes certain credit institutions, investment firms, and certain of their parent or holding companies.

By its acquisition of the Debt Securities, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities): (a) acknowledges, accepts, consents and agrees, notwithstanding any other term of the Debt Securities, the Indenture or any other agreements, arrangements or understandings between the Issuer and any Holder, to be bound by: (x) the effect of the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into the Issuer’s or another Person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the Holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the Debt Securities or the Indenture; (iii) the cancellation of the Debt Securities; and/or (iv) the amendment or alteration of the Maturity or amendment of the amount of interest payable on the Debt Securities, or the Interest Payment Dates, including by suspending payment for a temporary period; and (y) the variation of the terms of the Debt Securities or the Indenture, if necessary, to give effect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority; and (b) consents to the exercise of any UK Bail-in Power as it may be imposed without any prior notice by the Relevant UK Resolution Authority of its decision to exercise such power with respect to the Debt Securities.

By its acquisition of the Debt Securities, each Holder (which, for these purposes, includes each beneficial owner of the Debt Securities): (a) acknowledges and agrees that the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities shall not give rise to a Default or Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; (b) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities; (c) acknowledges and agrees that, upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority (i) the Trustee shall not be required to take any further directions from Holders under Section 5.12 of the Base Indenture and (ii) none of the Base Indenture, the Third Supplemental Indenture or the Debt Securities shall impose any duties upon the Trustee whatsoever with respect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority; and (d) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Debt Securities to take any and all necessary action, if required, to implement the exercise of the UK Bail-in Power with respect to the Debt Securities as it may be imposed, without any further action or direction on the part of such Holder or beneficial owner of the Debt Securities, the Trustee or the Agent.

Notwithstanding clause (c) of the immediately preceding paragraph, if, following the completion of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, the Debt Securities remain outstanding, then the Trustee’s duties under the Indenture shall remain applicable with respect to the Debt Securities following such completion to the extent the Issuer and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture; provided, however, that notwithstanding the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, there shall at all times be a trustee hereunder pursuant to, and in accordance with, Section 6.09 of the Base Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by Sections 6.10 and 6.11 of the Base Indenture, respectively, including to the extent no additional supplemental indenture or amendment to the Indenture is agreed upon in the event the Debt Securities remain outstanding following the completion of the exercise of the UK Bail-in Power.

In addition to the right to enter into supplemental indentures pursuant to Sections 9.01 and 9.02 of the Base Indenture, the Issuer and the Trustee may enter into one or more indentures supplemental to the Indenture to modify and amend the terms of the Indenture or the Debt Securities, without the further consent of any Holders, to the extent necessary to give effect to the exercise by the Relevant UK Resolution Authority of the UK Bail-in Power.

Upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Debt Securities, the Issuer shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK Bail-in Power for purposes of notifying Holders and beneficial owners of the Debt Securities of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee for information purposes.

It is the Parties’ intention that the Issuer’s obligations to indemnify the Trustee in accordance with Section 6.07 of the Base Indenture shall survive any exercise of the UK Bail-in Power by the Relevant UK Resolution Authority.

Upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority that results in the reduction or cancellation of all, or a portion, of the principal amount of this Global Security and/or the conversion of all, or a portion, of the principal amount of this Global Security into shares or other securities or other obligations of the Issuer or another person, the portion of the principal amount hereof so reduced, cancelled and/or converted shall be endorsed by the Registrar on Schedule B hereto. The principal amount hereof shall be reduced for all purposes by the amount so reduced, cancelled and/or converted.

Any Holder or beneficial owner of the Debt Securities that acquires the Debt Securities in the secondary market and any successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of any Holder or beneficial owner of the Debt Securities shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders or beneficial owners of the Debt Securities that acquire the Debt Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Debt Securities related to the UK Bail-in Power.

The Indenture and the Debt Securities may be amended and modified as provided in the Indenture.

All terms used in this Global Security and not otherwise defined shall have the meanings ascribed to them in the Indenture.

The Third Supplemental Indenture and the Debt Securities shall be governed by, and construed in accordance with, the laws of the State of New York, except that (i) Article Twelve of the Base Indenture (and the corresponding provisions in the Debt Securities) and (ii) the authorization and execution by the Issuer of the Indenture and the Debt Securities shall be governed by, and construed in accordance with, the laws of England and Wales.

SCHEDULE A

EXCHANGES FOR DEFINITIVE DEBT SECURITIES

The following exchanges of parts of this Global Security for Definitive Debt Securities have been made:

Date Made	Principal amount exchanged for Definitive Debt Securities	Remaining principal amount following such exchange

SCHEDULE B

REDUCTION, CANCELLATION OR CONVERSION OF DEBT SECURITIES UPON THE

EXERCISE OF ANY UK BAIL-IN POWER BY THE RELEVANT UK RESOLUTION AUTHORITY

Date made	Principal amount reduced, cancelled and/or converted	Remaining principal amount following reduction, cancellation and/or conversion